EXHIBIT 99.1

Signal Genetics Appoints Richard Bender, MD, FACP as Chief Medical Officer

CARLSBAD, Calif., Sept. 17, 2015 (GLOBE NEWSWIRE) -- Signal Genetics, Inc. (NASDAQ:SGNL) (Signal or the Company), a commercial stage, molecular genetics diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer, today announced the appointment of Richard Bender, MD, FACP, as Chief Medical Officer, effective September 14, 2015. Dr. Bender will report to Samuel D. Riccitelli, the Company's President and Chief Executive Officer.

Samuel D. Riccitelli commented, "Dr. Bender has had a very impressive career in medical oncology and we are extremely excited to have him join Signal. He has significant experience in both laboratory diagnostics and drug development which will further enhance our senior management team as we work to expand our test menu and the services that we provide. We look forward to the contributions he will make in our efforts to help physicians make better-informed decisions in the treatment of their patients."

Dr. Bender has more than 30 years of experience in clinical oncology/hematology and medical diagnostics, authoring more than 75 peer-reviewed articles and book chapters during his career. Most recently, he held consulting roles with various companies, including serving as a long-term Medical Affairs Consultant for Quest Diagnostics. Previously, he held the role of Chief Medical Officer and Vice President of Agendia, Inc. where he helped to develop advocacy, adoption and reimbursement of the company's breast cancer assays. Prior to that, Dr. Bender served as the Medical Director of Hematology/Oncology at Quest Diagnostics in San Juan Capistrano where he was responsible for development of new hematology/oncology tests, along with all regulatory submissions. In 2000, he joined Johnson & Johnson Pharmaceutical R&D as their Senior Director/Strategic Development Leader in Medical Oncology/Hematology. Prior to that, he served as the Director of Medical Oncology/Hematology at Permanente Medical Group where he spent 20 years and helped to manage the second largest cancer center in California. Earlier in his career, Dr. Bender spent six years at the National Cancer Institute in Bethesda, Maryland where he served as both a Clinical Associate and Senior Investigator in the Medicine Branch.

Dr. Bender received his M.D. from the University of California, Los Angeles as a Regents Scholar and has a B.A. in Biology from the University of California, Santa Barbara.

About Signal Genetics, Inc.

Signal Genetics, Inc., headquartered in Carlsbad, California, is a commercial stage, molecular diagnostic company focused on providing innovative diagnostic services that help physicians make better-informed decisions concerning the care of their patients suffering from cancer. Signal's mission is to develop, validate and deliver innovative diagnostic services that enable better patient-care decisions. Signal was founded in January 2010 and became the exclusive licensee in its licensed field to the renowned research on multiple myeloma performed at the University of Arkansas for Medical Sciences, in April 2010.

Safe Harbor Statement

This press release contains "forward-looking" statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words "may," "will," "expect," "anticipate," "estimate," "project," "would," "could" or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding our ability to achieve profitability and to penetrate the market opportunity that we believe exists for our prognostic genetic test. Such forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to differ materially from those discussed here, such as our ability to obtain adequate coverage and reimbursement for our tests from third party payors, our ability to obtain necessary regulatory clearances and approvals, the ability of our tests to keep pace with rapid advances in technology, medicine and science, and our ability to execute our marketing strategy and gain acceptance in the market, along with those other risks and uncertainties detailed in our SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date this release and we assume no obligation to update or revise these statements unless otherwise required by law.

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         David Burke
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